Exhibit 99.1

PennyMac Financial Services, Inc. INVESTOR UPDATE September 2026

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, our future financial results and operations, our business plans, as well as industry and market conditions, all of which are subject to change. Words such as “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meaning, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, including future production, operating and hedge expenses; future loan delinquencies, defaults and forbearances; future earnings, return on equity as well as other business and financial projections and expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; the continually changing federal, state and local laws and regulations applicable to our highly regulated industry; lawsuits or governmental actions resulting from noncompliance with laws and regulations; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; licensing and operational requirements of jurisdictions applicable to our business, to which our bank competitors are not subject; our ability to close and integrate acquisitions, including the acquisition of Cenlar’s subservicing business; changes to government modification programs; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase and sales opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their roles; our ability to manage third-party vendors and mortgage investor requirements; our exposure to counterparties that do not fulfill contractual obligations; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; our ability to implement and develop new technologies and artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruption in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. 2 FORWARD-LOOKING STATEMENTS

3Q26 QUARTER-TO-DATE BUSINESS UPDATE

Production Segment[1]

With mortgage rates up 50 basis points from June 30th, pretax income will be lower than 2Q26 primarily due to a decline in pull-through adjusted lock volume

- Revenue margin[2] expected to be 75 - 85 basis points compared to 77 basis points in 2Q26

Servicing Segment[1]

Pretax income expected to be higher than 2Q26

- Realization of MSR cash flows expected to decline 10%+ due to lower prepayment speeds
- Owned portfolio of $503 billion in UPB, up from June 30th as production volumes more than offset runoff from prepayments

Other Items

- Corporate pretax loss expected to be similar to 3Q25

Fundings (UPB in billions)

		2Q26		3Q26TD[1]
Correspondent acquisitions[3]	$	22.3	$	10.5
Broker direct originations		7.0		3.7
Consumer direct originations		5.6		2.4
Total acquisitions / originations	**$**	**34.9**	**$**	**16.6**

Interest Rate Lock Commitments (UPB in billions)

		2Q26		3Q26TD[1]
Correspondent locks[3]	$	21.8	$	11.0
Broker direct locks		8.5		4.3
Consumer direct locks		6.1		2.9
Total locks	**$**	**36.5**	**$**	**18.2**

(1) Through or as of 8/31/26; portfolio includes loans subserviced for PMT and others
(2) Basis points of fallout adjusted locks, net of loan origination expenses
(3) Includes volume fulfilled or locked for PennyMac Mortgage Investment Trust (NYSE: PMT)

3